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Exhibit 4.1

CERTIFICATE OF TRUST
OF
AMG CAPITAL TRUST II

        THIS Certificate of Trust of AMG Capital Trust II (the "Trust") is being duly executed and filed by the undersigned to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.)(the "Act").

        1.     Name. The name of the statutory trust formed hereby is AMG Capital Trust II.

        2.     Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is LaSalle National Trust Delaware, 1201 North Orange Street, Suite 1000, Wilmington, DE 19801.

        3.     Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

LASALLE NATIONAL TRUST DELAWARE, not in its individual capacity but solely as Delaware Trustee
By:	/s/ EVELYN CRUZ Name: Evelyn Cruz Title: Assistant Vice-President

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  Exhibit 4.1